EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Pre-Effective Amendment No. 2 to Registration Statement No. 333-141566 (Form S-3) and related prospectus of MakeMusic, Inc., for the registration of 1,114,496 shares of its Common Stock, and to the incorporation by reference therein of our report dated March 16, 2007 with respect to the consolidated financial statements of MakeMusic, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota	/s/ McGladrey & Pullen LLP
September 17, 2007

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